Exhibit 23.2
                                  ------------


HANSEN, BARNETT & MAXWELL
  A Professional Corporation
 CERTIFIED PUBLIC ACCOUNTANTS
              AND
     BUSINESS CONSULTANTS
   5 Triad Center, Suite 750
 Salt Lake City, UT 84180-1128
     Phone: (801) 532-2200
      Fax: (801) 532-7944
        www.hbmcpas.com






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
Remote MDx, Inc.


We consent to the use of our report dated December 14, 2006, in the Registration Statement of Remote MDx, Inc. on Form SB-2 (No. 333-137814), relating to the registration of 28,262,363 shares of common stock. We also consent to the use of our name and the reference to us in the "Experts" section of this Registration Statement.



                                               /s/ HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
December 20, 2006